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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 23.1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








     We have issued our report dated January 26, 1995, accompanying the consolidated financial statements incorporated by reference of First Commonwealth Financial Corporation and subsidiaries on Form 10K for the year ended December 31, 1994. We hereby consent to the Incorporation by reference of said reports in the Registration Statement of First
Commonwealth Financial Corporation and subsidiaries on Form S-8
(File No. 33-55687) and the related prospectus.



                                                     Grant Thornton LLP

Pittsburgh, Pennsylvania
March 17, 1995